FORM OF SUBADVISORY
AGREEMENT
          This SUBADVISORY
AGREEMENT ("Agreement") is made this
29 day of April, 2011, by and between
Legg Mason Partners Fund Advisor, LLC
(the "Manager"), and Western Asset
Management Company, a California
corporation (the "Subadviser").
          WHEREAS, the Manager has been
retained by Legg Mason Partners Equity
Trust (the "Trust"), a Maryland statutory
trust registered as a management investment
company under the Investment Company
Act of 1940, as amended (the "1940 Act")
to provide investment advisory,
management, and administrative services to
the Trust with respect to certain series of the
Trust; and
          WHEREAS, the Manager wishes to
engage the Subadviser to provide certain
investment advisory services to the Trust
with respect to the series of the Trust
designated in Schedule A annexed hereto
(the "Fund") and Subadviser is willing to
furnish such services on the terms and
conditions hereinafter set forth;
          NOW THEREFORE, in consideration
of the promises and mutual covenants herein
contained, it is agreed as follows:
          1.           In accordance with and
subject to the Management Agreement
between the Trust and the Manager with
respect to the Fund (the "Management
Agreement"), the Manager hereby appoints
the Subadviser to act as Subadviser with
respect to the Fund for the period and on the
terms set forth in this Agreement. The
Subadviser accepts such appointment and
agrees to render the services herein set forth,
for the compensation herein provided.
          2.           The Manager shall cause the
Subadviser to be kept fully informed at all
times with regard to the securities owned by
the Fund, its funds available, or to become
available, for investment, and generally as to
the condition of the Fund's affairs. The
Manager shall furnish the Subadviser with
such other documents and information with
regard to the Fund's affairs as the
Subadviser may from time to time
reasonably request.
          3.           (a)           Subject to the
supervision of the Trust's Board of Trustees
(the "Board") and the Manager, the
Subadviser shall regularly provide the Fund
with respect to such portion of the Fund's
assets as shall be allocated to the Subadviser
by the Manager from time to time (the
"Allocated Assets") with investment
research, advice, management and
supervision and shall furnish a continuous
investment program for the Allocated Assets
consistent with the Fund's investment
objectives, policies and restrictions, as stated
in the Fund's current Prospectus and
Statement of Additional Information. The
Subadviser shall, with respect to the
Allocated Assets, determine from time to
time what securities and other investments
will be purchased (including, as permitted in
accordance with this paragraph, swap
agreements, options and futures), retained,
sold or exchanged by the Fund and what
portion of the Allocated Assets will be held
in the various securities and other
investments in which the Fund invests, and
shall implement those decisions (including
the execution of investment documentation),
all subject to the provisions of the Trust's
Declaration of Trust and By-Laws
(collectively, the "Governing Documents"),
the 1940 Act, and the applicable rules and
regulations promulgated thereunder by the
Securities and Exchange Commission (the
"SEC") and interpretive guidance issued
thereunder by the SEC staff and any other
applicable federal and state law, as well as
the investment objectives, policies and
restrictions of the Fund referred to above,
and any other specific policies adopted by
the Board and disclosed to the Subadviser.
The Subadviser is authorized as the agent of
the Trust to give instructions with respect to
the Allocated Assets to the custodian of the
Fund as to deliveries of securities and other
investments and payments of cash for the
account of the Fund. Subject to applicable
provisions of the 1940 Act, the investment
program to be provided hereunder may
entail the investment of all or substantially
all of the assets of a Fund in one or more
investment companies. The Subadviser will
place orders pursuant to its investment
determinations for the Fund either directly
with the issuer or with any broker or dealer,
foreign currency dealer, futures commission
merchant or others selected by it. In
connection with the selection of such
brokers or dealers and the placing of such
orders, subject to applicable law, brokers or
dealers may be selected who also provide
brokerage and research services (as those
terms are defined in Section 28(e) of the
Securities Exchange Act of 1934, as
amended (the "Exchange Act")) to the Fund
and/or the other accounts over which the
Subadviser or its affiliates exercise
investment discretion. The Subadviser is
authorized to pay a broker or dealer who
provides such brokerage and research
services a commission for executing a
portfolio transaction for the Fund which is in
excess of the amount of commission another
broker or dealer would have charged for
effecting that transaction if the Subadviser
determines in good faith that such amount
of commission is reasonable in relation to the
value of the brokerage and research services
provided by such broker or dealer. This
determination may be viewed in terms of
either that particular transaction or the
overall responsibilities which the Subadviser
and its affiliates have with respect to
accounts over which they exercise
investment discretion. The Board may adopt
policies and procedures that modify and
restrict the Subadviser's authority regarding
the execution of the Fund's portfolio
transactions provided herein. The Subadviser
shall exercise voting rights, rights to consent
to corporate action and any other rights
pertaining to the Allocated Assets subject to
such direction as the Board may provide,
and shall perform such other functions of
investment management and supervision as
may be directed by the Board. The
Subadviser may execute on behalf of the
Fund certain agreements, instruments and
documents in connection with the services
performed by it under this Agreement. These
may include, without limitation, brokerage
agreements, clearing agreements, account
documentation, futures and options
agreements, swap agreements, other
investment related agreements, and any
other agreements, documents or instruments
the Subadviser believes are appropriate or
desirable in performing its duties under this
Agreement.
          (b)           The Fund hereby authorizes
any entity or person associated with the
Subadviser which is a member of a national
securities exchange to effect any transaction
on the exchange for the account of the Fund
which is permitted by Section 11(a) of the
Exchange Act and Rule 11a2-2(T)
thereunder, and the Fund hereby consents to
the retention of compensation for such
transactions in accordance with Rule 11a2-
2(T)(a)(2)(iv). Notwithstanding the
foregoing, the Subadviser agrees that it will
not deal with itself, or with members of the
Board or any principal underwriter of the
Fund, as principals or agents in making
purchases or sales of securities or other
property for the account of the Fund, nor
will it purchase any securities from an
underwriting or selling group in which the
Subadviser or its affiliates is participating, or
arrange for purchases and sales of securities
between the Fund and another account
advised by the Subadviser or its affiliates,
except in each case as permitted by the 1940
Act and in accordance with such policies
and procedures as may be adopted by the
Fund from time to time, and will comply
with all other provisions of the Governing
Documents and the Fund's then-current
Prospectus and Statement of Additional
Information relative to the Subadviser and
its directors and officers.
          4.           The Subadviser may delegate
to any other one or more companies that the
Subadviser controls, is controlled by, or is
under common control with, or to specified
employees of any such companies, certain of
the Subadviser's duties under this
Agreement, provided in each case the
Subadviser will supervise the activities of
each such entity or employees thereof, that
such delegation will not relieve the
Subadviser of any of its duties or obligations
under this Agreement and provided further
that any such arrangements are entered into
in accordance with all applicable
requirements of the 1940 Act.
          5.           The Subadviser agrees that it
will keep records relating to its services
hereunder in accordance with all applicable
laws, and in compliance with the
requirements of Rule 31a-3 under the 1940
Act, the Subadviser hereby agrees that any
records that it maintains for the Fund are the
property of the Fund, and further agrees to
surrender promptly to the Fund any of such
records upon the Fund's request. The
Subadviser further agrees to arrange for the
preservation of the records required to be
maintained by Rule 31a-1 under the 1940
Act for the periods prescribed by Rule 31a-2
under the 1940 Act.
          6.           (a)     The Subadviser, at
its expense, shall supply the Board, the
officers of the Trust, and the Manager with
all information and reports reasonably
required by them and reasonably available to
the Subadviser relating to the services
provided by the Subadviser hereunder.
          (b)           The Subadviser shall bear all
expenses, and shall furnish all necessary
services, facilities and personnel, in
connection with its responsibilities under this
Agreement. Other than as herein specifically
indicated, the Subadviser shall not be
responsible for the Fund's expenses,
including, without limitation, advisory fees;
distribution fees; interest; taxes;
governmental fees; voluntary assessments
and other expenses incurred in connection
with membership in investment company
organizations; organization costs of the
Fund; the cost (including brokerage
commissions, transaction fees or charges, if
any) in connection with the purchase or sale
of the Fund's securities and other
investments and any losses in connection
therewith; fees and expenses of custodians,
transfer agents, registrars, independent
pricing vendors or other agents; legal
expenses; loan commitment fees; expenses
relating to share certificates; expenses
relating to the issuing and redemption or
repurchase of the Fund's shares and
servicing shareholder accounts; expenses of
registering and qualifying the Fund's shares
for sale under applicable federal and state
law; expenses of preparing, setting in print,
printing and distributing prospectuses and
statements of additional information and
any supplements thereto, reports, proxy
statements, notices and dividends to the
Fund's shareholders; costs of stationery;
website costs; costs of meetings of the
Board or any committee thereof, meetings of
shareholders and other meetings of the
Fund; Board fees; audit fees; travel expenses
of officers, members of the Board and
employees of the Fund, if any; and the
Fund's pro rata portion of premiums on any
fidelity bond and other insurance covering
the Fund and its officers, Board members
and employees; litigation expenses and any
non-recurring or extraordinary expenses as
may arise, including, without limitation,
those relating to actions, suits or proceedings
to which the Fund is a party and the legal
obligation which the Fund may have to
indemnify the Fund's Board members and
officers with respect thereto.
          7.           No member of the Board,
officer or employee of the Trust or Fund
shall receive from the Trust or Fund any
salary or other compensation as such member
of the Board, officer or employee while he is
at the same time a director, officer, or
employee of the Subadviser or any affiliated
company of the Subadviser, except as the
Board may decide. This paragraph shall not
apply to Board members, executive
committee members, consultants and other
persons who are not regular members of the
Subadviser's or any affiliated company's
staff.
          8.           As compensation for the
services performed by the Subadviser,
including the services of any consultants
retained by the Subadviser, the Manager
shall pay the Subadviser out of the
management fee it receives with respect to
the Fund, and only to the extent thereof, as
promptly as possible after the last day of
each month, a fee, computed daily at an
annual rate set forth on Schedule A annexed
hereto. The first payment of the fee shall be
made as promptly as possible at the end of
the month succeeding the effective date of
this Agreement, and shall constitute a full
payment of the fee due the Subadviser for
all services prior to that date. If this
Agreement is terminated as of any date not
the last day of a month, such fee shall be
paid as promptly as possible after such date
of termination, shall be based on the average
daily net assets of the Fund or, if less, the
portion thereof comprising the Allocated
Assets in that period from the beginning of
such month to such date of termination, and
shall be that proportion of such average daily
net assets as the number of business days in
such period bears to the number of business
days in such month. The average daily net
assets of the Fund or the portion thereof
comprising the Allocated Assets shall in all
cases be based only on business days and be
computed as of the time of the regular close
of business of the New York Stock
Exchange, or such other time as may be
determined by the Board.
          9.           The Subadviser assumes no
responsibility under this Agreement other
than to render the services called for
hereunder, in good faith, and shall not be
liable for any error of judgment or mistake
of law, or for any loss arising out of any
investment or for any act or omission in the
execution of securities transactions for the
Fund, provided that nothing in this
Agreement shall protect the Subadviser
against any liability to the Manager or the
Fund to which the Subadviser would
otherwise be subject by reason of willful
misfeasance, bad faith, or gross negligence
in the performance of its duties or by reason
of its reckless disregard of its obligations
and duties hereunder. As used in this
Section 9, the term "Subadviser" shall
include any affiliates of the Subadviser
performing services for the Trust or the Fund
contemplated hereby and the partners,
shareholders, directors, officers and
employees of the Subadviser and such
affiliates.
          10.         Nothing in this Agreement
shall limit or restrict the right of any director,
officer, or employee of the Subadviser who
may also be a Board member, officer, or
employee of the Trust or the Fund, to
engage in any other business or to devote his
time and attention in part to the management
or other aspects of any other business,
whether of a similar nature or a dissimilar
nature, nor to limit or restrict the right of the
Subadviser to engage in any other business
or to render services of any kind, including
investment advisory and management
services, to any other fund, firm, individual
or association. If the purchase or sale of
securities consistent with the investment
policies of the Fund or one or more other
accounts of the Subadviser is considered at
or about the same time, transactions in such
securities will be allocated among the
accounts in a manner deemed equitable by
the Subadviser. Such transactions may be
combined, in accordance with applicable
laws and regulations, and consistent with the
Subadviser's policies and procedures as
presented to the Board from time to time.
          11.         For the purposes of this
Agreement, the Fund's "net assets" shall be
determined as provided in the Fund's then-
current Prospectus and Statement of
Additional Information and the terms
"assignment," "interested person," and
"majority of the outstanding voting
securities" shall have the meanings given to
them by Section 2(a) of the 1940 Act,
subject to such exemptions as may be
granted by the SEC by any rule, regulation
or order.
          12.         This Agreement will become
effective with respect to the Fund on the
date set forth below the Fund's name on
Schedule A annexed hereto, provided that it
shall have been approved by the Trust's
Board and, if so required by the 1940 Act,
by shareholders of the Fund in accordance
with the requirements of the 1940 Act and,
unless sooner terminated as provided herein,
will continue in effect through the second
anniversary of the date of effectiveness.
Thereafter, if not terminated, this Agreement
shall continue in effect with respect to the
Fund, so long as such continuance is
specifically approved at least annually (i) by
the Board or (ii) by a vote of a majority of
the outstanding voting securities of the
Fund, provided that in either event the
continuance is also approved by a majority
of the Board members who are not
interested persons of any party to this
Agreement, by vote cast in person at a
meeting called for the purpose of voting on
such approval.
          13.         This Agreement is terminable
with respect to the Fund without penalty by
the Board or by vote of a majority of the
outstanding voting securities of the Fund, in
each case on not more than 60 days' nor less
than 30 days' written notice to the
Subadviser, or by the Subadviser upon not
less than 90 days' written notice to the Fund
and the Manager, and will be terminated
upon the mutual written consent of the
Manager and the Subadviser. This
Agreement shall terminate automatically in
the event of its assignment by the
Subadviser and shall not be assignable by
the Manager without the consent of the
Subadviser.
	14.         The Subadviser agrees that
for any claim by it against the Fund in
connection with this Agreement or the
services rendered under this Agreement, it
shall look only to assets of the Fund for
satisfaction and that it shall have no claim
against the assets of any other portfolios of
the Trust.
          15.         No provision of this
Agreement may be changed, waived,
discharged or terminated orally, but only by
an instrument in writing signed by the party
against which enforcement of the change,
waiver, discharge or termination is sought,
and no material amendment of the
Agreement shall be effective until approved,
if so required by the 1940 Act, by vote of
the holders of a majority of the Fund's
outstanding voting securities.
          16.         This Agreement, and any
supplemental terms contained on Annex I
hereto, if applicable, embodies the entire
agreement and understanding between the
parties hereto, and supersedes all prior
agreements and understandings relating to
the subject matter hereof. Should any part of
this Agreement be held or made invalid by a
court decision, statute, rule or otherwise, the
remainder of this Agreement shall not be
affected thereby. This Agreement shall be
binding on and shall inure to the benefit of
the parties hereto and their respective
successors.
          17.         This Agreement shall be
construed and the provisions thereof
interpreted under and in accordance with the
laws of the State of New York.
[signature page to follow]
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	IN WITNESS WHEREOF, the
parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.
LEGG MASON PARTNERS FUND
ADVISOR, LLC


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WESTERN ASSET MANAGEMENT
COMPANY


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          The foregoing is acknowledged:
          The undersigned officer of the Trust
has executed this Agreement not
individually but in his/her capacity as an officer of the Trust. The Trust does not hereby undertake, on behalf of the Fund or otherwise, any obligation to the Subadviser.
LEGG MASON PARTNERS EQUITY
TRUST


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ANNEX I
Not applicable.



SCHEDULE A
[Name of Fund]

Date:



Fee:
The sub-advisory fee will be 0.02% of the portion of the Fund?s average daily net assets allocated to the Subadviser for the management of cash and other short-term instruments, net of expense waivers and reimbursements. Such fee shall be paid to the Subadviser by the Manager out of the fee it receives from the Fund.




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